UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	February 11, 2009

Commission	Name of Registrant, State of Incorporation, Address of	IRS Employer
File Number	Principal Executive Offices and Telephone Number	Identification Number
1-9894	Alliant Energy Corporation	39-1380265
(a Wisconsin corporation)
4902 N. Biltmore Lane
Madison, Wisconsin 53718
Telephone (608) 458-3311
0-4117-1	Interstate Power and Light Company	42-0331370
(an Iowa corporation)
Alliant Energy Tower
Cedar Rapids, Iowa 52401
Telephone (319) 786-4411
0-337	Wisconsin Power and Light Company	39-0714890
(a Wisconsin corporation)
4902 N. Biltmore Lane
Madison, Wisconsin 53718
Telephone (608) 458-3311

This combined Form 8-K is separately filed by Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company.

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        (e)     On February 11, 2009, the Compensation and Personnel Committee (the “Committee”) of the Board of Directors (the “Board”) of Alliant Energy Corporation (“Alliant Energy”), Interstate Power and Light Company (“IP&L”) and Wisconsin Power and Light Company (“WP&L,” and together with Alliant Energy and IP&L, the “Company”) approved the 2009 Management Incentive Compensation Plan (the “MICP”), which is an annual cash bonus plan. Under the MICP, the Company’s named executive officers and Patricia L. Kampling, the Chief Financial Officer (together, the “named executive officers”), will be eligible, upon attaining certain corporate and personal performance goals, to receive a cash bonus with a target amount equal to a stated percentage of annual base salary and a maximum possible amount of two times the target amount. In general, the eligible bonus under the MICP will be based on achieving certain financial performance goals, execution goals, and corporate well-being goals.

        The financial performance goals for William D. Harvey, the Chief Executive Officer, Eliot G. Protsch, the Chief Operating Officer, Ms. Kampling and Thomas L. Aller, Senior Vice President, include achieving consolidated Alliant Energy earnings per share from continuing operations of $2.33, which is the midpoint of consolidated Alliant Energy earnings per share from continuing operations guidance provided in Alliant Energy’s guidance release dated December 18, 2008 (the “Guidance Release”). The financial performance goals for all of the named executive officers (Mr. Harvey, Mr. Protsch, Ms. Kampling, Mr. Aller, Barbara J. Swan, Chief Administrative Officer, and Dundeana K. Doyle, Senior Vice President) include achieving utility earnings per share from continuing operations of $2.10, the midpoint of the guidance of utility earnings per share provided in the Guidance Release. All named executive officers’ financial goals also include achieving cash flows from operations at the utilities and Alliant Energy Corporate Services, Inc. (“Servco”) of $545 million, excluding changes from budgeted sales of customer receivables, tax effected pension contributions and net collateral held by or paid by the utilities and Servco. In addition to these financial goals, Mr. Aller has financial goals regarding non-regulated transportation operations. The financial performance goals are weighted at 50% for each of the named executive officers in determining the annual bonus.

        The execution goals for all named executive officers include achieving milestones regarding environmental targets and Lean Six Sigma goals. The execution goals for all named executive officers except Ms. Doyle include achieving milestones regarding future generation plans at WP&L and IP&L. The execution goals for all named executive officers except Ms. Kampling and Ms. Doyle include achieving milestones regarding wind projects and clean air compliance program projects. Mr. Harvey’s execution goals include a goal related to succession planning and one related to our non-regulated subsidiary, RMT, Inc. Ms. Swan’s, Mr. Aller’s and Ms. Doyle’s execution goals also include energy efficiency, customer service and reliability targets. Ms. Kampling’s, Ms. Swan’s and Mr. Aller’s execution goals also include benchmarks related to the utilities’ rate cases expected to be filed in 2009. Finally, Ms. Doyle’s execution goals include achieving milestones regarding our advanced metering infrastructure plan. Execution goals are weighted at 30% for all of the named executive officers. The corporate well-being goals focus on meeting specified diversity benchmarks and specified safety benchmarks, and are weighted at 20% for all of the named executive officers.

        Under the MICP, the Company’s named executive officers will be eligible to receive a cash bonus with a target amount equal to a stated percentage of annual base salary and a maximum possible bonus of two times their target bonus. The Committee set the target cash bonus levels at its February 11, 2009 meeting as follows: William D. Harvey, 95% (or $802,750); Eliot G. Protsch, 80% (or $484,000); Patricia L. Kampling, 65% (or $195,000); Barbara J. Swan, 60% (or $270,000); Thomas L. Aller, 45% (or $120,375); and Dundeana K. Doyle, 45% (or $120,150).

        A summary of the MICP is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

        Also on February 11, 2009, the Committee awarded a one-time cash bonus of $30,000 to Mr. Aller in recognition of his leadership to the Company, IP&L’s customers and the community of Cedar Rapids, Iowa, during the flood that occurred in June 2008.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(10.1)	2009 Management Incentive Compensation Plan Summary

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company have each duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION
Date: February 16, 2009	By: /s/ Barbara J. Swan
Barbara J. Swan
Executive Vice President, General Counsel and
Chief Administrative Officer
INTERSTATE POWER AND LIGHT COMPANY
By: /s/ Barbara J. Swan
Date: February 16, 2009	Barbara J. Swan
Executive Vice President, General Counsel and
Chief Administrative Officer
WISCONSIN POWER AND LIGHT COMPANY
By: /s/ Barbara J. Swan
Barbara J. Swan
Date: February 16, 2009	President

EXHIBIT INDEX

Exhibit No.	Description
10.1	2009 Management Incentive Compensation Plan Summary

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